As filed with the Securities and exchange Commission on March 5, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________

MEDIA & ENTERTAINMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3178730
(State of Incorporation)	(I.R.S. Employer Identification No.)

4429 Edmondson Avenue
Dallas, TX 75205
(Address of principal executive offices and zip code)
_____________________

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates: 333-128218

___________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Units, each consisting of one share	American Stock Exchange
of Common Stock, $.0001 par value, and one Warrant
Common Stock, included in the Units	American Stock Exchange
Warrants, included in the Units	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None
_____________________

Item 1.       Description of Registrant’s Securities to be Registered.

            The securities to be registered hereby are the units, common stock and warrants of Media & Entertainment Holdings, Inc. A description of the units, common stock and warrants appearing under the caption “Description of Securities” in the registrant’s Registration Statement on Form S-1 (File No. 333-128218), filed with the Securities and Exchange Commission (the “Commission”) on September 9, 2005, as amended on each of October 17, 2005, May 11, 2006, August 25, 2006, October 25, 2006, November 9, 2006, December 26, 2006 and February 2, 2007, and as may be amended after the date hereof, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Registration Statement”), is incorporated herein by reference.

Item 2.       Exhibits.

            Except as set forth below, the following Exhibits are incorporated herein by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934, as amended.

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registration Statement)

3.2	By-Laws (Incorporated by reference to Exhibit 3.2 to the Registration Statement)

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registration Statement)

4.2	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registration Statement)

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registration Statement)

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.5 to the Registration Statement)

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MEDIA & ENTERTAINMENT HOLDINGS, INC.

DATE: March 5, 2007	By:	/s/Herbert A. Granath
	Name:	Herbert A. Granath
	Title:	Chairman and Chief Executive Officer